Exhibit 99.1

Edwards Lifesciences Corporation One Edwards Way Irvine, CA USA 92614 Phone: 949.250.2500 Fax: 949.250.2525 www.edwards.com

NEWS RELEASE

Media Contact:	Barry R. Liden, 949-250-5070
Investor Contact:	David K. Erickson, 949-250-6826

DOUBLE-DIGIT HEART VALVE SALES DRIVE THIRD QUARTER
OPERATING RESULTS FOR EDWARDS LIFESCIENCES

•                    Gross Profit Margin and Cash Flow Continue to Strengthen

•                    Special Items Include Charitable Fund Contribution and
Repatriation Tax Expense

IRVINE, Calif., October 25, 2005 — Edwards Lifesciences Corporation (NYSE: EW), the world leader in products and technologies to treat advanced cardiovascular disease, today reported a net loss for the quarter ended September 30, 2005 of $4.4 million, or $0.07 per diluted share, compared to net income of $12.4 million, or $0.20 per diluted share, for the same period in 2004.  Adjusted net income, which excludes the special items detailed in the reconciliation tables below, was $29.0 million compared to $23.5 million in the comparable period of the previous year.  Adjusted earnings per diluted share grew 21.1 percent to $0.46 per share, compared to $0.38 per share for the same period last year.

Third quarter net sales increased 7.2 percent to $240.9 million, compared to $224.8 million in the same quarter last year.  Foreign exchange (FX) contributed $1.5 million and was more than offset by discontinued businesses, resulting in underlying sales growth of 8.2 percent.

“We are pleased to report another solid quarter for Edwards Lifesciences, led by strong sales growth in our leading Heart Valve Therapy and Critical Care franchises,” said Michael A. Mussallem, chairman and CEO.  “Consistent performance around the globe, with particular strength in the U.S., continues to drive increased sales growth.”

Sales Results

For the third quarter, the company reported Heart Valve Therapy sales of $112.9 million, an 11.8 percent increase compared to the same quarter last year.  “Our innovative tissue heart valve and repair products continued to drive market share gains this quarter,” said Mussallem.  “In the U.S., Heart Valve Therapy sales grew 15 percent due to the continuing penetration of PERIMOUNT Magna and ThermaFix.  Additionally this quarter, we introduced the Magna mitral heart valve in Europe and look forward to its U.S. market launch in the first half of 2006, pending regulatory approval.”

Critical Care sales of $78.1 million grew 8.5 percent compared to last year’s quarter.  Growth was due primarily to strong pressure monitoring sales resulting from market share gains and sales of advanced technology catheters.

Cardiac Surgery Systems sales for the third quarter were $27.4 million compared to $27.5 million for the same period last year, as the expected difficult year-over-year comparison of TMR sales and the impact of discontinued businesses more than offset cannula sales growth and FX gains.

Vascular sales increased to $15.6 million and grew 9.1 percent compared to the same period in 2004.  Third quarter sales of LifeStent products were slightly more than $2 million, and fourth quarter sales are expected to be $3 million.

Sales of Other Distributed Products declined to $6.9 million in the quarter compared to $10.0 million in the year ago period, due primarily to the discontinued pacemaker business in Japan.

Domestic and international sales for the third quarter were $113.0 million and $127.9 million, respectively.

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Additional Operating Results

For the quarter, Edwards’ gross profit margin increased to 62.3 percent from 60.9 percent in the same period last year, primarily due to the increase in sales of higher margin heart valve products.

Selling, general and administrative expenses were 35.7 percent of sales for the quarter, or $85.9 million, compared to 35.5 percent of sales in the year ago period.  Research and development (R&D) expenses of $24.0 million increased 9.6 percent compared to the prior year’s quarter, primarily attributable to increased investments in percutaneous valve programs.

During the quarter, the company recorded a $21.4 million net pretax special charge, primarily related to a previously announced $15.0 million contribution to the Edwards Lifesciences charitable fund, and a write-down of an investment in an unconsolidated affiliate.  In addition to these special charges, the company also recorded a $15.8 million tax expense related to a distribution of approximately $260 million from its foreign affiliates, and a $1.2 million pretax charge for an in-process R&D expense associated with a technology acquisition.

Long-term debt at September 30 was $251.5 million, resulting in a debt-to-cap ratio of 27.6 percent.  Free cash flow generated during the quarter was $43.2 million, which is defined as cash flow from operating activities of $39.0 million minus capital expenditures of $10.8 million, plus $15.0 million related to the charitable fund contribution.

In the quarter, the company repurchased approximately 460,000 shares of common stock for $20.4 million.

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Nine-Month Results

For the nine months ended September 30, 2005, the company recorded net income of $40.7 million compared to a net loss of $24.2 million for the same period in 2004.  Excluding special items detailed in the reconciliation tables below, net income was $91.4 million compared to $75.2 million for the same period last year.  Adjusted earnings per diluted share grew 19.8 percent to $1.45 per share, compared to $1.21 per diluted share for the same period last year.

Net sales for the first nine months of 2005 totaled $748.2 million, an increase of 7.7 percent over the same period last year.  Foreign exchange contributed $12.0 million to the growth and was more than offset by discontinued businesses, resulting in an underlying year-to-date sales growth rate of 8.7 percent.

Domestic and international sales for the nine months were $343.2 million and $405.0 million, respectively.

Free cash flow generated in the first nine months was $103.7 million, calculated as cash flow from operating activities of $92.5 million minus capital expenditures of $26.6 million, plus special items totaling $37.8 million.

2005 Outlook

 “Based on our strong year-to-date performance, we expect to meet or exceed all of our financial goals this year,” said Mussallem.  “For 2005, we now expect total sales of approximately $1 billion, gross profit margin to be slightly above 62 percent of sales, net income growth of more than 18 percent excluding the impact of special items, and free cash flow of substantially more than $125 million.  And, at current FX levels and excluding special items, we are comfortable with the First Call mean EPS estimates for both the fourth quarter and full year 2005.

“The sales growth in our leading franchises demonstrates the underlying strength of Edwards’ base businesses, and together with our near-term initiatives, moves us closer to achieving consistent double-digit sales growth,” concluded Mussallem.  “Additionally, the potential of our innovative percutaneous valve technologies to address the needs of a large, untreated patient population suffering from heart valve disease represents a truly transformational growth opportunity for Edwards Lifesciences.  We look forward to providing additional details about our growth strategy and 2006 outlook at our upcoming Investor Conference next month.”

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2005 Investor Conference

Edwards Lifesciences will be hosting its 2005 Investor Conference on November 29 and 30, 2005 at its corporate headquarters in Irvine, California.  Additional information about this event is available at http://www.edwards.com/investorconference.

About Edwards Lifesciences

Edwards Lifesciences, a leader in advanced cardiovascular disease treatments, is the number-one heart valve company in the world and the global leader in acute hemodynamic monitoring.  Headquartered in Irvine, Calif., Edwards focuses on specific cardiovascular opportunities including heart valve disease, peripheral vascular disease and critical care technologies.  The company’s global brands, which are sold in approximately 100 countries, include Carpentier-Edwards, Cosgrove-Edwards, Fogarty, LifeStent, PERIMOUNT and Swan-Ganz.  Additional company information can be found at www.edwards.com.

Conference Call and Webcast Information

Edwards Lifesciences will be hosting a conference call today at 5:00 p.m. EDT to discuss its third quarter results.  To participate in the conference call, dial (877) 407-8037 or (201) 689-8037.  For 72 hours following the call, an audio replay can be accessed by dialing (877) 660-6853 or (201) 612-7415 and using account number 2995 and conference number 172895.  The call will also be available via live or archived webcast on the “Investor Relations” section of the Edwards’ web site at www.edwards.com or www.edwards.com/InvestorRelations.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are subject to substantial risks and uncertainties including, but not limited to, the ability to sustain strong sales growth and/or drive market share gains in the Heart Valve Therapy and Critical Care franchises; the continuing penetration of Magna and ThermaFix; the introduction of the Magna mitral heart valve in Europe and the U.S.; the expectation of fourth quarter LifeStent sales of $3 million; the ability to meet or exceed 2005 financial goals including $1 billion in sales, a gross profit margin above 62 percent of sales, net income growth of more than 18 percent excluding the impact of special items, and free cash flow of substantially more than $125 million; the ability to achieve the First Call mean EPS estimates for both the fourth quarter and full year 2005; the ability to achieve consistent double-digit sales growth; the potential of the company’s innovative percutaneous valve technologies to address a large, untreated patient population and the transformational growth opportunity these technologies represent; and more generally, the ability to obtain regulatory approvals for and market new products; the ability to generate and maintain sufficient cash resources to increase investments in the company’s business and repay debt; the success and timing of new product launches; the impact of currency exchange rates; the timing or results of pending or future clinical trials; actions by the U.S. Food and Drug Administration and other regulatory agencies; technological advances in the medical field; product demand and market acceptance; changing conditions in the economy in general and in the healthcare industry; and other risks detailed in the company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2004.  These forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.  Actual results or experience could differ materially from that expressed or implied by forward-looking statements.

Edwards, PERIMOUNT Magna, Magna and ThermaFix are trademarks of Edwards Lifesciences Corporation.  Edwards Lifesciences, Carpentier-Edwards, Cosgrove-Edwards, Fogarty and Swan-Ganz are trademarks of Edwards Lifesciences Corporation and are registered in the U.S. Patent and Trademark Office.  LifeStent is a trademark of Edwards Lifesciences AG and is registered in the United States Patent and Trademark Office.

5

EDWARDS LIFESCIENCES CORPORATION

Unaudited Consolidated Statements of Operations

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
(in millions, except per share data)	2005	2004	2005	2004

Net sales	$240.9	$224.8	$748.2	$694.4
Cost of goods sold	90.9	87.9	285.0	279.0

Gross profit	150.0	136.9	463.2	415.4

Selling, general and administrative expenses	85.9	79.7	261.6	237.2
Research and development expenses	24.0	21.9	73.2	63.6
Purchased in-process research and development expenses	1.2	12.3	1.2	93.3
Special charges, net	21.4	—	47.0	12.3
Interest expense, net	2.2	3.4	8.3	10.7
Other expenses (income), net	—	0.1	(1.3)	2.3

Income (loss) before provision for income taxes	15.3	19.5	73.2	(4.0)

Provision for income taxes	19.7	7.1	32.5	20.2

Net income (loss)	$(4.4)	$12.4	$40.7	$(24.2)

Weighted average common shares outstanding used to calculate basic earnings per share	59.8	59.7	59.6	59.6

Basic earnings (loss) per share	$(0.07)	$0.21	$0.68	$(0.41)

Weighted average common shares outstanding used to calculate diluted earnings per share	59.8	62.1	62.4	59.6

Diluted earnings (loss) per share	$(0.07)	$0.20	$0.65	$(0.41)

Operating Statistics
As a percentage of net sales:
Gross profit	62.3%	60.9%	61.9%	59.8%
Selling, general and administrative expenses	35.7%	35.5%	35.0%	34.2%
Research and development expenses	10.0%	9.7%	9.8%	9.2%
Income (loss) before provision for income taxes	6.4%	8.7%	9.8%	(0.6)%
Net income (loss)	(1.8)%	5.5%	5.4%	(3.5)%

Effective tax rate	128.8%	36.4%	44.4%	(505.0)%

Reconciliation of Diluted Earnings per Share
Net income (loss) from above	$(4.4)	$12.4	$40.7	$(24.2)
Adjustment for items included in net income related to the contingent convertible debt	—	—	—	—
Adjusted net income (loss)	$(4.4)	$12.4	$40.7	$(24.2)

Weighted average common shares outstanding used to calculate diluted earnings per share excluding contingent convertible debt	59.8	62.1	62.4	59.6
Weighted average common shares outstanding for the contingent convertible debt	—	—	—	—
Weighted average common shares outstanding used to calculate diluted earnings per share including the contingent convertible debt	59.8	62.1	62.4	59.6

Diluted earnings (loss) per share including the contingent convertible debt	$(0.07)	$0.20	$0.65	$(0.41)

Note: Numbers may not foot due to rounding

Edwards Lifesciences Corporation

Unaudited Balance Sheets

(in millions)

	September 30,	December 31,
	2005	2004
ASSETS

Current assets
Cash and cash equivalents	$88.0	$48.9
Accounts and other receivables, net	125.9	119.4
Inventories, net	135.5	127.7
Deferred income taxes	13.9	21.1
Prepaid expenses and other current assets	67.1	50.4

Total current assets	430.4	367.5

Property, plant and equipment, net	192.1	201.7
Goodwill	337.7	337.7
Other intangible assets, net	141.8	152.6
Investments in unconsolidated affiliates	14.5	20.6
Deferred income taxes	18.9	22.3
Other assets	9.6	10.3

Total assets	$1,145.0	$1,112.7

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued liabilities	$204.6	$195.4

Long term debt	251.5	267.1
Other non current liabilities	29.7	22.1

Stockholders’ equity
Common stock	65.4	64.2
Additional contributed capital	528.0	500.6
Retained earnings	264.7	224.1
Accumulated other comprehensive income	(22.5)	(20.8)
Common stock in treasury, at cost	(176.4)	(140.0)
Total stockholders’ equity	659.2	628.1

Total liabilities and equity	$1,145.0	$1,112.7

Notes to the Unaudited Reconciliation Schedules

Certain disclosures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) contained in this discussion are accompanied by disclosures that are not prepared in conformity with GAAP.  These non-GAAP disclosures exclude certain items from the GAAP presentations.  Management has determined that these non-GAAP disclosures provide (1) a more meaningful, consistent comparison of the Company’s operating results for the periods presented, on a basis consistent with management’s means of evaluating operating performance, and (2) additional information for investors to assess changes between periods that better reflect the Company’s ongoing operations. The items included in these non-GAAP disclosures, and the basis for excluding them, are set forth below:

In-Process Research and Development - The Company incurred purchased in-process research and development expenses related to a technology acquisition for $1.2 million in the third quarter of 2005. In the first and third quarters of 2004, the Company incurred purchased in-process research and development expenses of $81.0 million for the acquisition of PVT and $12.3 million for the purchase of ev3, Inc. mitral valve repair program, respectively.  Given the materiality and unusual nature of these expenses relative to the operating results for the periods presented, these expenses have been excluded in the Adjusted Unaudited Consolidated Statements of Operations and the Unaudited Reconciliation of Consolidated Statements of Operations.

Other Items - The Company incurred certain special charges and credits in 2005 and 2004, related to the following:

1)              a $22.8 million charge for restructuring the 3F agreements in the second quarter of 2005

2)              a $15.8 million tax expense in the third quarter of 2005 related to repatriation

3)              a $15.0 million contribution to Edwards Lifesciences charitable fund in the third quarter of 2005

4)              the impairment of certain investments for $4.8 million and $8.9 million in the second and third quarters of 2005, respectively, and $1.7 million in the second quarter of 2004

5)              the 2004 termination of its Lifepath AAA program for $8.4 million and its Interventional Cardiology products for $2.2 million in the first quarter of 2004

6)              a $7.7 million gain on the sale of the Japan Perfusion Products business in the first quarter of 2005

7)              the Japan realignment for $5.7 million in the first quarter of 2005

8)              an intellectual property litigation gain for $2.5 million in the third quarter of 2005

Given the materiality and unusual nature of these items relative to the operating results for the periods presented, these items have been excluded in the Adjusted Unaudited Consolidated Statements of Operations and the Unaudited Reconciliation of Consolidated Statements of Operations.

Results of Discontinued Businesses – The Company has exited certain businesses during the periods presented.  In light of the significance of the impact these businesses had on the profitability of the Company, the results of these businesses have been detailed in the Reconciliation of Sales by Product Line and Region.

Foreign Exchange - Fluctuation in exchange rates impacts the comparative results and growth rates of the Company’s underlying business.  The impact of foreign exchange rate fluctuations have been detailed in the Reconciliation of Sales by Product Line and Region. Management believes that excluding these impacts helps explain changes in the fundamental business operations.

EDWARDS LIFESCIENCES CORPORATION

Adjusted Unaudited Consolidated Statements of Operations

Excluding Special Items, Net

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
(in millions, except per share data)	2005	2004	2005	2004

Net sales	$240.9	$224.8	$748.2	$694.4
Cost of goods sold	90.9	87.9	285.0	279.0

Gross profit	150.0	136.9	463.2	415.4

Selling, general and administrative expenses	85.9	79.7	261.6	237.2
Research and development expenses	24.0	21.9	73.2	63.6
Interest expense, net	2.2	3.4	8.3	10.7
Other expense (income), net	—	0.1	(1.3)	2.3

Income before provision for income taxes	37.9	31.8	121.4	101.6

Provision for income taxes	8.9	8.3	30.0	26.4

Adjusted net income	$29.0	$23.5	$91.4	$75.2

Weighted average common shares outstanding used to calculate basic earnings per share	59.8	59.7	59.6	59.6

Adjusted basic earnings per share	$0.48	$0.39	$1.53	$1.26

Weighted average common shares outstanding used to calculate diluted earnings per share	65.2	64.8	65.1	64.7

Adjusted diluted earnings per share	$0.46	$0.38	$1.45	$1.21

Operating Statistics
As a percentage of net sales:
Gross profit	62.3%	60.9%	61.9%	59.8%
Selling, general and administrative expenses	35.7%	35.5%	35.0%	34.2%
Research and development expenses	10.0%	9.7%	9.8%	9.2%
Income before provision for income taxes	15.7%	14.1%	16.2%	14.6%
Adjusted net income	12.0%	10.5%	12.2%	10.8%

Effective tax rate	23.5%	26.1%	24.7%	26.0%

Reconciliation of Diluted Earnings per Share
Adjusted net income from above	$29.0	$23.5	$91.4	$75.2
Adjustment for items included in net income related to the contingent convertible debt	1.0	1.0	3.0	3.0
Adjusted net income	$30.0	$24.5	$94.4	$78.2

Weighted average common shares outstanding used to calculate diluted earnings per share excluding contingent convertible debt	62.5	62.1	62.4	62.0
Weighted average common shares outstanding for the contingent convertible debt	2.7	2.7	2.7	2.7
Weighted average common shares outstanding used to calculate diluted earnings per share including the contingent convertible debt	65.2	64.8	65.1	64.7

Adjusted diluted earnings per share including the contingent convertible debt	$0.46	$0.38	$1.45	$1.21

Note: Numbers may not foot due to rounding

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of Consolidated Statements of Operations

Q3 2005 and YTD 2005

(in millions, except per share data)

		Special Items
	Q3 2005	Charitable		Intellectual			Q3 2005
	GAAP	Fund	Investment	Property	Purchased	Repatriation	Proforma
QUARTER TO DATE	As Reported	Contribution	Impairments	Litigation	In-Process R&D	Taxes	As Adjusted
Net sales	$240.9						$240.9
Cost of goods sold	90.9						90.9
Gross profit	150.0						150.0

Selling, general and administrative expenses	85.9						85.9
Research and development expenses	24.0						24.0
Purchased in-process R&D expenses	1.2				(1.2)		—
Special charges, net	21.4	(15.0)	(8.9)	2.5			—
Interest expense, net	2.2						2.2
Other expenses (income), net	—						—
Income before provision for income taxes	15.3	15.0	8.9	(2.5)	1.2	—	37.9
Provision for income taxes	19.7	6.0	—	(1.0)	—	(15.8)	8.9
Net income (loss)	$(4.4)	$9.0	$8.9	$(1.5)	$1.2	$15.8	$29.0

		Special Items
	YTD Q3’05			Charitable	Gain on sale of		Intellectual			YTD Q3’05
	GAAP	Restructure 3F	Investment	Fund	Japan Perfusion	Japan	Property	Purchased	Repatriation	Proforma
YEAR TO DATE	As Reported	Agreements	Impairments	Contribution	Products Business	Realignment	Litigation	In-Process R&D	Taxes	As Adjusted
Net sales	$748.2									$748.2
Cost of goods sold	285.0									285.0
Gross profit	463.2									463.2

Selling, general and administrative expenses	261.6									261.6
Research and development expenses	73.2									73.2
Purchased in-process R&D expenses	1.2							(1.2)		—
Special charges, net	47.0	(22.8)	(13.7)	(15.0)	7.7	(5.7)	2.5			—
Interest expense, net	8.3									8.3
Other expenses (income), net	(1.3)									(1.3)
Income before taxes	73.2	22.8	13.7	15.0	(7.7)	5.7	(2.5)	1.2	—	121.4
Provision for income taxes	32.5	9.2	—	6.0	(3.2)	2.3	(1.0)	—	(15.8)	30.0
Net income (loss)	$40.7	$13.6	$13.7	$9.0	$(4.5)	$3.4	$(1.5)	$1.2	$15.8	$91.4

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of Consolidated Statements of Operations

Q3 2004 and YTD 2004

(in millions, except per share data)

		Special Items
	Q3 2004	ev3, Inc.	Q3 2004
	GAAP	Mitral Valve	Proforma
QUARTER TO DATE	As Reported	Impairments	As Adjusted
Net sales	$224.8		$224.8
Cost of goods sold	87.9		87.9
Gross profit	136.9		136.9

Selling, general and administrative expenses	79.7		79.7
Research and development expenses	21.9		21.9
Purchased in-process R&D expenses	12.3	(12.3)	—
Special charges, net	—	—	—
Interest expense, net	3.4		3.4
Other expenses (income), net	0.1		0.1
Income before provision for income taxes	19.5	12.3	31.8
Provision for income taxes	7.1	1.2	8.3
Net income (loss)	$12.4	$11.1	$23.5

		Special Items
	YTD Q3’04		ev3, Inc.	Lifepath AAA	Interventional		YTD Q3’04
	GAAP	PVT	Mitral Valve	Program	Cardiology Product	Investment	Proforma
YEAR TO DATE	As Reported	IPR&D	Impairments	Termination	Termination	Impairments	As Adjusted
Net sales	$694.4						$694.4
Cost of goods sold	279.0						279.0
Gross profit	415.4						415.4

Selling, general and administrative expenses	237.2						237.2
Research and development expenses	63.6						63.6
Purchased in-process R&D expenses	93.3	(81.0)	(12.3)				—
Special charges, net	12.3			(8.4)	(2.2)	(1.7)	—
Interest expense, net	10.7						10.7
Other expenses (income), net	2.3						2.3
Income before taxes	(4.0)	81.0	12.3	8.4	2.2	1.7	101.6
Provision for income taxes	20.2	0.6	1.2	2.8	0.9	0.7	26.4
Net income (loss)	$(24.2)	$80.4	$11.1	$5.6	$1.3	$1.0	$75.2

Edwards Lifesciences Corporation

Unaudited Reconciliation of Sales by Product Line and Region

(in millions)

				2004	2005
Sales by Product Line (Qtr)	Q3 2005	Q3 2004	GAAP Growth Rate	Discontinued Business Impact	Discontinued Business Impact	FX Impact	Q3 2004 FX Adjusted	Underlying Impact	Underlying
Heart Valve Therapy	$112.9	$101.0	11.8%	—	—	$0.2	$101.2	$11.7	11.6%
Cardiac Surgery Systems	27.4	27.5	(0.4)%	(6.8)	(6.6)	0.6	21.3	(0.5)	(2.3)%
Critical Care	78.1	72.0	8.5%	—	—	0.6	72.6	5.5	7.6%
Vascular	15.6	14.3	9.1%	—	—	0.2	14.5	1.1	7.6%
Other Distributed Products	6.9	10.0	(31.0)%	(2.9)	—	(0.1)	7.0	(0.1)	(1.6)%
Total Sales	$240.9	$224.8	7.2%	($9.7)	($6.6)	$1.5	$216.6	$17.7	8.2%

				2004	2005
Sales by Product Line (YTD)	YTD Q3 2005	YTD Q3 2004	GAAP Growth Rate	Discontinued Business Impact	Discontinued Business Impact	FX Impact	YTD Q3 2004 FX Adjusted	Underlying Impact	Underlying
Heart Valve Therapy	$355.3	$314.2	13.1%	—	—	$4.3	$318.5	$36.8	11.6%
Cardiac Surgery Systems	78.8	80.5	(2.1)%	(20.7)	(13.8)	1.8	61.6	3.4	5.5%
Critical Care	239.6	222.7	7.6%	—	—	4.5	227.2	12.4	5.5%
Vascular	48.8	44.6	9.4%	(1.7)	—	1.1	44.0	4.8	10.8%
Other Distributed Products	25.7	32.4	(20.7)%	(8.5)	—	0.3	24.2	1.5	6.1%
Total Sales	$748.2	$694.4	7.7%	($30.9)	($13.8)	$12.0	$675.5	$58.9	8.7%

Sales by Region (Qtr)	Q3 2005	Q3 2004	Change
United States	$113.0	$102.6	$10.4
Europe	54.1	50.6	3.5
Japan	45.4	47.3	(1.9)
Rest of World	28.4	24.3	4.1
International	127.9	122.2	5.7
Total	$240.9	$224.8	$16.1

Sales by Region (YTD)	YTD Q3 2005	YTD Q3 2004	Change
United States	$343.2	$311.5	$31.7
Europe	180.8	164.0	16.8
Japan	141.2	147.7	(6.5)
Rest of World	83.0	71.2	11.8
International	405.0	382.9	22.1
Total	$748.2	$694.4	$53.8